Exhibit 99.2

QUEST AND AELITA

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

On March 17, 2004, Quest Software, Inc., through a wholly owned subsidiary, acquired Aelita Software Corporation. The acquisition was completed pursuant to the terms of the Agreement and Plan of Merger dated as of January 28, 2004. The purchase price for Aelita was $117.3 million, consisting of $102.0 million in cash, the assumption of Aelita stock options valued at $13.4 million and direct acquisition costs of $1.9 million. The acquisition was accounted for as a purchase and the results of Aelita’s operations were included in Quest’s statement of operations from the date of acquisition.

The following unaudited pro forma combined financial statements have been prepared to give effect to the acquisition of Aelita, using the purchase method of accounting, and the assumptions and adjustments to reflect the allocation of purchase price to the acquired assets and assumed liabilities of Aelita described in the accompanying notes to the unaudited pro forma combined financial statements. The unaudited pro forma combined balance sheet as of December 31, 2003 includes the historical balance sheets of Quest and Aelita as of December 31, 2003 as if the merger transaction had been consummated on that date. The unaudited pro forma combined statement of operations of Quest and Aelita for the year ended December 31, 2003 includes the historical statements of operations of Quest and Aelita for the year ended December 31, 2003 as if the merger transaction had been consummated on January 1, 2003.

The unaudited pro forma combined financial statements are based on the respective historical financial statements of Quest and Aelita, and should be read in conjunction with: (i) Quest’s Annual Report on Form 10-K for the year ended December 31, 2003 filed on March 15, 2004; (ii) Aelita’s audited financial statements for the year ended December 31, 2003, included in this amended Current Report as Exhibit 99.1; and (iii) the accompanying notes to the unaudited pro forma combined financial statements.

The unaudited pro forma combined financial statements include adjustments, which are based on preliminary estimates, to reflect the allocation of the purchase price to the acquired assets and assumed liabilities of Aelita. The purchase price allocation presented herein is preliminary, and final purchase accounting adjustments may differ from the pro forma adjustments presented herein.

These unaudited pro forma combined financial statements are intended for informational purposes only and are not necessarily indicative of the financial position or results of operations that would have actually been reported had the merger occurred on January 1, 2003 for statements of operations purposes and as of December 31, 2003 for balance sheet purposes, nor are they necessarily indicative of the future financial position or results of operations.

These unaudited pro forma combined financial statements do not include potential cost savings from operating efficiencies or synergies that may result from the acquisition.

QUEST SOFTWARE, INC.

UNAUDITED PRO FORMA COMBINED BALANCE SHEET

DECEMBER 31, 2003

(In thousands)

	Historical		Pro Forma
	Quest	Aelita	Adjustments		Combined
ASSETS
Current assets:
Cash and cash equivalents	$67,470	$10,413	$(42,039	)(a)	$35,844
Short-term marketable securities	26,736	—	—		26,736
Accounts receivable, net	58,535	7,599	—		66,134
Prepaid expenses and other current assets	6,846	2,417	(1,638	)(b)	7,625
Deferred income taxes	15,074	4,835	(2,335	)(c)	17,574

Total current assets	174,661	25,264	(46,012)		153,913
Property and equipment, net	31,950	1,476	—		33,426
Long-term marketable securities	184,160	—	—		184,160
Goodwill	239,840	—	82,691	(d)	322,531
Amortizing intangible assets, net	25,159	—	27,800	(e)	52,959
Deferred income taxes	10,126	—	(10,126	)(f)	—
Other assets	1,915	—	—		1,915

Total assets	$667,811	$26,740	$54,353		$748,904

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIENCY)

Current liabilities:
Accounts payable	$4,180	$587	$—		$4,767
Obligation under repurchase agreement	—	—	60,000	(g)	60,000
Accrued compensation	17,384	3,528	—		20,912
Other accrued expenses	27,939	1,177	1,040	(h)	32,034
			1,895	(i)
			(17	)(j)
Income taxes payable	9,082	475	—		9,557
Current portion of deferred revenue	73,957	16,759	(8,672	)(k)	82,044

Total current liabilities	132,542	22,526	54,246		209,314
Long-term liabilities:
Long-term portion of deferred revenue	9,416	1,444	(905	)(k)	9,955
Other long-term liabilities	1,677	229	(95	)(j)	2,805
			994	(f)

Total long-term liabilities	11,093	1,673	(6)		12,760

Mandatory redeemable convertible preferred stock	—	9,887	(9,887	)(l)	—

Shareholders’ equity (deficiency):
Preferred stock	—	—	—		—
Common stock	588,203	101	(101	)(l)	601,565
			9,354	(m)
			4,008	(m)
Additional paid-in capital	—	143	(143	)(l)	—
Treasury stock	—	(2,696)	2,696	(l)	—
Accumulated deficit	(47,073)	(4,894)	4,894	(l)	(53,773)
			(6,700	)(n)
Accumulated other comprehensive income	260	—	—		260
Unearned compensation	—	—	(4,008	)(m)	(4,008)
Notes receivable from sale of common stock	(17,214)	—	—		(17,214)

Net shareholders’ equity (deficiency)	524,176	(7,346)	10,000		526,830

Total liabilities and shareholders’ equity (deficiency)	$667,811	$26,740	$54,353		$748,904

The accompanying notes are an integral part of these unaudited pro forma combined financial statements.

QUEST SOFTWARE, INC.

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

YEAR ENDED DECEMBER 31, 2003

(In thousands, except per share amounts)

	Historical		Pro Forma
	Quest	Aelita	Adjustments		Combined
Total revenues	$304,288	$20,523	$—		$324,811
Cost of revenues:
Licenses	4,312	49	—		4,361
Services	21,365	1,264	222	(a)	22,851
Amortization of purchased intangible assets	7,675	—	3,732	(b)	11,407

Total cost of revenues	33,352	1,313	3,954		38,619

Gross profit	270,936	19,210	(3,954)		286,192
Operating expenses:
Sales and marketing	144,460	17,731	1,605	(a)	163,796
Research and development	67,448	5,182	58	(a)	72,688
General and administrative	29,656	5,892	31	(a)	35,579
In-process research and development	—	—	6,700	(c)	6,700
Intangible asset amortization	3,390	—	4,120	(b)	7,510

Total operating expenses	244,954	28,805	12,514		286,273

Income (loss) from operations	25,982	(9,595)	(16,468)		(81)
Other income, net	11,132	(9)	(1,233	)(d)	9,890
Loss on impairment of aircraft	(3,495)	—	—		(3,495)

Income (loss) before income tax provision (benefit)	33,619	(9,604)	(17,701)		6,314
Income tax provision (benefit)	12,103	(3,742)	(4,400	)(e)	3,961

Net income (loss)	$21,516	$(5,862)	$(22,101)		$2,353

Net income (loss) per share:
Basic	$0.23				$0.03
Diluted	$0.23				$0.02
Weighted-average shares:
Basic	92,081				92,081
Diluted	94,231				94,231

The accompanying notes are an integral part of these unaudited pro forma combined financial statements.

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

The unaudited pro forma combined financial statements included herein have been prepared in accordance with the rules and regulations of the Securities and Exchange Commission. Certain information and certain footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States have been condensed or omitted pursuant to such rules and regulations; however, management believes that the disclosures are adequate to make the information presented not misleading.

On March 17, 2004, by way of a merger of a wholly-owned subsidiary with and into Aelita, Quest acquired all of the issued and outstanding shares of Aelita, a leading provider of systems management solutions for Microsoft Active Directory and Microsoft Exchange environments, for cash consideration of $102.0 million, the assumption of Aelita stock options valued at $13.4 million and direct acquisition costs of $1.9 million. Intrinsic value of unvested stock options of $4.0 million has been allocated to unearned compensation and will be recognized as non-cash compensation expense over the remaining future vesting period of three to four years.

Quest entered into a repurchase agreement utilizing $67.5 million of its investment securities as collateral. Of the cash proceeds from this transaction, $60.0 million was used to provide funding for this acquisition. The repurchase agreement both entitles and obligates Quest to repurchase the securities from the transferee (“buyer-lender”) and the buyer-lender does not have a right to pledge or sell the collateralized securities to a third party. Accordingly, Quest’s obligations under the repurchase agreement are accounted for as short-term borrowings and recorded as a liability on the balance sheet. Obligations under the repurchase agreement bear interest at 1.07% and will mature in June 2004, and require maintenance of a customary market collateral margin.

Quest expects the acquisition of Aelita to add breadth and depth to its Microsoft expertise and product portfolio, with a combined product offering will deliver the robust solutions customers require to better administer, migrate, consolidate, recover and audit their Microsoft Active Directory and Exchange environments.

The unaudited pro forma combined balance sheet as of December 31, 2003 includes the historical balance sheets of Quest and Aelita as of December 31, 2003 as if the merger transaction had been consummated on that date. The unaudited pro forma combined statement of operations of Quest and Aelita for the year ended December 31, 2003 includes the historical statements of operations of Quest and Aelita for the year ended December 31, 2003 as if the merger transaction had been consummated on January 1, 2003.

1.	Purchase Price Allocation

The following represents the preliminary allocation of the purchase price paid for Aelita based on the estimated fair values of the acquired assets and assumed liabilities of Aelita as of December 31, 2003. Actual fair values will be determined as more detailed analysis is completed and additional information on the fair values of Aelita’s assets and liabilities becomes available.

The unaudited pro forma combined financial statements reflect a total purchase price of approximately $117.3 million, consisting of the following (in thousands):

Cash	$102,039
Fair value of Quest options to be issued	13,362
Direct acquisition costs incurred by Quest	1,895

Total purchase price	$117,296

The fair value of Quest options issued was determined using the Black-Scholes model and the number of Aelita stock options outstanding as of March 17, 2004. The merger agreement requires us to make certain payments to the former shareholders of Aelita in the event assumed Aelita options are prematurely forfeited within eighteen months of the acquisition date. The amount of these payments are equal to 50% of the aggregate value of the spread between the exercise price per share of each forfeited option as of the date of forfeiture and the lower of the price of our common stock as reported on the Nasdaq National Market on either (a) the acquisition closing date, or (b) the trading day immediately preceding the date which the option was forfeited. This represents contingent consideration and in accordance with the provisions of SFAS No. 141, “Business Combinations,” will result in a reduction to common stock when paid.

The preliminary purchase price allocation as of December 31, 2003 is as follows (in thousands):

Tangible assets	$20,267
Liabilities assumed	(15,550)
Deferred tax asset	2,500
Deferred tax liability	(11,120)
Goodwill	82,691
Acquired technology	16,500
Customer list	5,100
Maintenance contracts	2,600
Non-compete agreements	3,000
Trademark	600
In-process research and development	6,700
Unearned stock-based compensation	4,008

Total purchase price	$117,296

The allocation of the purchase price was based on a preliminary evaluation of assets acquired and liabilities assumed. The valuation of intangible assets was based in part on the assistance from an independent valuation firm. The valuation method used to determine the intangible asset values was the income approach. The income approach presumes that the value of an asset can be estimated by the net economic benefit (i.e., cash flows) to be received over the life of the asset, discounted to present value. The discounting process uses a rate of return that accounts for both the time value of money and investment risk factors.

In accordance with accounting principles generally accepted in the United States of America, Quest recorded a deferred tax asset of $2.5 million for the acquired deferred tax assets relating to net operating loss and tax credit carry-forwards for tax purposes acquired in the acquisition. In addition, a deferred tax liability of $11.1 million has been recorded for the difference between the assigned values and the tax bases of the intellectual property assets acquired in the acquisition.

Amortizing intangible assets of $27.8 million consist of acquired technology, customer list, existing maintenance contracts, non-compete agreements and trademark. The weighted average amortization period of acquired technology is 58 months. The amortization period for customer list is 24 months, existing maintenance contracts is 60 months, non-compete agreements is 48 months and trademark is 24 months. The total weighted average amortization period of all intangible assets is 45 months. All intangible assets will be amortized on a straight-line basis over their useful lives, which best represents the distribution of the economic value of the intangible assets.

The acquired in-process research and development of $6.7 million was charged to the consolidated statement of operations on the acquisition date because technological feasibility had not been established and no future alternative uses existed. In-process research and development is related to the next generation of Aelita’s products including changes to existing applications and the addition of new applications. The value of in-process research and development was determined using the income approach.

In conjunction with the acquisition of Aelita, Quest also recorded unearned stock-based compensation totaling $4.0 million, which represents the intrinsic value of Aelita’s unvested stock options. The weighted average remaining vesting period of unvested employee stock options approximates four years. This amount is included as part of the total fair value of Quest options to be issued of $13.4 million.

A preliminary estimate of $82.7 million has been allocated to goodwill, representing the excess of the purchase price over the fair market value of the net tangible assets, amortizable intangible assets and assumed liabilities acquired. Goodwill will not be amortized but will be tested for impairment at least annually in accordance with Quest’s policy on impairment analysis. Any change in the fair value of the net assets of Aelita from the estimates used in the preliminary allocation of purchase price will change the amount of the purchase price allocated to goodwill.

2.	Pro Forma Adjustments

The following are adjustments reflected in the unaudited pro forma combined balance sheet as of December 31, 2003:

(a)	To adjust cash and cash equivalents for the cash consideration paid by Quest as part of the acquisition.

(b)	To adjust deferred commissions to estimated fair value.

(c)	To record deferred tax asset associated with net operating losses from Aelita.

(d)	To record goodwill related to the acquisition.

(e)	To record intangible assets related to the acquisition.

(f)	To record deferred tax liability associated with the identified intangible assets acquired.

(g)	To record obligation under repurchase agreement utilized to fund additional cash consideration paid by Quest.

(h)	To adjust accrued expenses for estimated severance to be paid by Quest as part of the acquisition.

(i)	To record estimated direct acquisition costs incurred by Quest, consisting primarily of professional fees incurred related to attorneys, accountants and valuation advisors.

(j)	To eliminate Aelita deferred rent.

(k)	To adjust Aelita deferred revenue to estimated fair value. Of the $9.6 million reduction, we estimate that approximately $7.9 million is allocable to deferred license revenues that had zero fair value because the Company had performed all of its obligations under the associated license agreements.

(l)	To eliminate the historical preferred stock balance, treasury stock balance and stockholders’ deficit of Aelita.

(m)	To record the fair value of 1.1 million Quest stock options issued in exchange for Aelita stock options as part of the acquisition. Of the $13.4 million ascribed to stock options, approximately $4.0 million represents the intrinsic value related to Quest unvested stock options issued as part of the acquisition.

(n)	To record the write-off of in-process research and development.

The following are adjustments reflected in the unaudited pro forma combined statements of operations for the year ended December 31, 2003:

(a)	To record the amortization of the unearned stock-based compensation calculated using straight-line method.

(b)	To reflect the amortization of intangible assets on a straight-line basis resulting from the acquisition.

(c)	To record the write-off of in-process research and development.

(d)	To reflect the decrease in interest income using a yield of 1.41% for the use of cash and increase in interest expense using a borrowing rate of 1.07% for funds borrowed under the repurchase agreement.

(e)	To adjust provision (benefit) for taxes to reflect the impact of the pro forma adjustments using the Federal and State statutory tax rates.